Exhibit 99.2

CXAI FY24 & Q4 Earnings Call Employee Experiences April 3rd, 2025 Pronounced SKY

2 ©2024 cxai Disclaimer General This presentation has been prepared by CXApp Inc. (“ CXApp ”) and is made for informational purposes only and does not constitute an offer to sell or a solicitation to offer to buy securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitati on or sale would be unlawful prior to registration or qualification under the securities laws of any state of jurisdiction. Safe Harbor Statement under the Private Securities Litigation Act All statements in this presentation that are not based on historical fact are "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward - looking statements included in this presentation on its current expectations, the information o n which such expectations were based may change. Statements containing words such as “expect”, “believe”, “should”, “anticipate”, “intend”, plan”, “may”, “will”, or similar expressions constitute forward - looking expressions. These forward - looking statements are not guarantees of future performance rely on a number of assumptions concerni ng future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of CXApp and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, statements about our prop ose d and completed acquisitions, the impact of COVID - 19 on CXApp’s results of operations, our anticipated cash flow balances, our product development plans and marketing initiatives, our abili ty to compete successfully in our industry, projected operating expenses, projected operating efficiencies, revenues, and capital requireme nts , and our projected cash position, the fluctuation of economic conditions, competition, the performance of management and employees, our ability to maintain complia nce with Nasdaq’s minimum bid price requirement and other continued listing requirements. Additional factors that could cause results to differ materially from tho se described in the forward - looking statements can be found in CXApp’s Annual Report on Form 10 - K, as amended, for the year ended December 31, 2022, as originally filed with the Securities and Excha nge Commission (the “SEC”) on March 21, 2023 and periodic reports and current reports filed with the SEC on or after the date the reo f. All of CXApp’s forward - looking statements are expressly qualified by all such risk factors and other cautionary statements. Such statements an d are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and advers ely from those expressed in any forward - looking statements. KINS and CXApp undertake no obligation to publicly update any forward - looking statement, whether as a result of new information, future events or otherwise. Statements in this presentation, including factors that we believe may impact our results, are not intended to be exclusive. 2

3 ©2024 cxai Financial Information; Non - GAAP Financial Measures Certain financial information and data contained in this presentation is unaudited and does not conform to Regulation S - X. Accor dingly, such information and data may not be included in, may be adjusted in or may be presented differently in, CXApp’s periodic reports. This presentation contains certain financial information and data that was not prepared in accordance with United States generally accepted accounting principles (“GAAP”), including non - GAAP cost of revenues, non - GAAP r esearch and development expense, non - GAAP selling, general and administrative expense, non - GAAP loss from operations, non - GAAP net loss, and non - GAAP adjusted EBITDA. Th ese non - GAAP measures, and other measures that are calculated using such non - GAAP measures, are an addition to, and not a substitute for or superior to, measures of finan cial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP. CXApp presents these non - GAAP amounts because management believes they provide useful information to management and investors regardi ng certain financial and business trends relating to CXApp’s financial condition and results of operations, and they assist management and investors in comparing CXApp’s performance across reporting periods on a consistent basis. CXApp’s management uses these non - GAAP measures for trend analyses, for purposes of determining management incentive compensation and f or budgeting and planning purposes. CXApp believes that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating opera ting results and trends in and in comparing CXApp’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. CXApp’s management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, there are several limitations related to the use of these non - GAAP measures and their nearest GAAP equivalents. For exa mple, other companies may calculate non - GAAP measures differently, or may use other measures to calculate their financial performance, and therefore CXApp’s non - GAAP measures may not be directly comparable to similarly - titled measures of other companies. Industry and Market Data This presentation includes market data and other statistical information from third - party sources. Although CXApp believes these third - party sources are reliable as of their respective dates, none of CXApp or its subsidiaries or affiliates has independently verified the accuracy or completeness of this information. Some data are al so based on CXApp’s good faith estimates, which are derived from both internal sources and the third - party sources described above. None of CXApp , its affiliates, or any of their respective subsidiaries, directors, officers, employees, members, partners, stockholders or agents make any representation or warranty with respect to the accura cy of such information. Trademarks This presentation contains trademarks and tradenames of CXApp and of other parties and are the property of their respective owners. Third - party logos included herein may represent past customers, present customers or may be provided simply for illustrative purposes only. Inclusion of such logos does not nec essarily imply affiliation with or endorsement by such firms or businesses. There is no guarantee that either KINS or CXApp will work, or continue to work, with any of the firms or businesses whose logos are included herein in the future. 3

4 ©2024 cxai 37 Filed 17 Granted Patents: HQ: SF Bay Area Customers: Global F1000 CXAI NASDAQ: Team: 75 (>66% R&D) Company Snapshot AI - First Enterprise Software Market : Employee Experiences Segment : Deployed across: 200+ cities 50+ countries 5 Continents Toronto HQ: SF Bay Area Manila

5 ©2024 cxai Delivers Amazing Insights Spatial Intelligence AI - powered Actions Predictable Outcomes Why Fortune 1000 Leaders Choose CXAI? Engaging UX/UI Intuitive user experience Seamless Integrations Immersive Content Turns Complexity into Productivity Automated Workflows Enterprise - grade Security Trusted Advisor

6 ©2024 cxai The Market

7 ©2024 cxai RTO (Return to the Office)…

8 ©2024 cxai Employee Experiences…

9 ©2024 cxai Agentic AI is Transformational

10 ©2024 cxai We believe every company needs to be an intelligent software company Figures post-2024 on the above graph are illustrative. There is no assurance that they will occur. Source: IDC Worldwide Black Book Live Edition - Forecast 2024, Federal Reserve Bank of St. Louis. Forecast U.S. GDP spend as % of GDP assumes no change in trailing 10-year annual compound growth. 1) Illustrative potential growth. There is no assurance that actual trends will match this approximation. 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 2024 2026 2028 U.S. Software spend % of U.S. GDP ON-PREMISE ERA Back-office solutions Runs the business of companies SAAS ERA AI Agents Very easy to deploy Use throughout organizations SAAS + AI AGENT ERA Drives business insights 1 Enterprise Software in the AI Era • Our portfolio companies hold valuable data and deep customer insights • Lower infrastructure costs are expected to benefit our SaaS companies • Differentiating in the AI era requires delivering high customer value cost-effectively Thoma Bravo’s Perspectives on AI The Evolution of Software Over Time

11 ©2024 cxai CXAI Agentic Booking

12 ©2024 cxai Employee Experiences CXAI Platform Products AI - Native, Mobile & Cloud - First Technology Platform CXAI BTS Rule Engine CXAI Apps Multi - OS CXAI VU Analytics

13 ©2024 cxai Employee Experiences Solutions Experiential Analytics Unified Employee Experience Spatial Intelligence Agentic AI 2D & 3D mapping, technologies enhanced by AI, enable intelligent interactions with spaces and things CXAI integrates 100+ enterprise tools & services into a one application platform, offering a seamless employee experience Insights about people, places and things lead to measured business outcomes for engagement and productivity Simplify any work interaction using natural language commands powered by trustful domain - specific AI In Trials Deployed with Global Customers Deployed in 2024

14 ©2024 cxai Annual 2024 Product & Customer Highlights We’re available anytime Single Code Base CXAI 1.0 Available to all existing customers We’~~re avail anytime We’~~re available anytime We’~~re available anytime e Largest Expansion Customer Deploying at entertainment client with Google Partnership CXAI Kiosk New CXAI Platform 1.5 >100% ARR increase for largest financial services client Successful Deployment with CXAI Vu and CXAI BTS First paid deployment in Silicon Valley CXAI Localization

15 ©2024 cxai 2024 Results

16 ©2024 cxai We’re available anytime DOUBLE DIGIT ARR GROWTH We’re available anytime EBITDA Improvement 30% We’re available anytime SUBSCRIPTION REVENUE SPLIT 87% We’ re a GROSS MARGIN 82% We’re anytime NET RETENTION RATE (NRR) 101% 73% 2023 78% 2023 78% 2023 6 Logo Renewals in Q4 20% Opex Reduction 2024 Financial Highlights

17 ©2024 cxai QoQ - Q4 24 to Q4 23 Comparison of Financial Results Statement of Operations (in thousands) Q4 2023 Q4 2024 1,719 1,661 Revenues 343 233 Cost of Revenues 1,376 1,428 Gross Profit Operating Expenses 1,862 1,498 Research and development 823 572 Sales and marketing 1,197 1,853 General and administrative 697 683 Amortization of intangibles 4,579 4,606 Total Operating Expenses $ (3,203) $ (3,178) Loss from Operations

18 ©2024 cxai FY 2023 FY 2024 $ 7,366 $ 7,142 Revenues 5,764 6.202 Subscription Revenue 1,751 1,285 Cost of Revenues 5,615 5,857 Gross Profit Operating Expenses 6,764 6,380 Research and development 4,206 3,249 Sales and marketing 7,667 7,237 General and administrative 543 Acquisition related costs 36,056 Impairment of goodwill 2,968 2,732 Amortization of intangibles 58,204 19,598 Total Operating Expenses (52,589) (13,741) Loss from Operations YoY - Comparison of Financial Results Statement of Operations (in thousands)

19 ©2024 cxai Why CXAI ? • Transformational Solution anchored on AI • Patented, Leading - Edge Enterprise AI SaaS platform • YoY/QoQ continued revenue growth on path to profitability • Great customer base of Fortune 1000 logos across five large verticals • Diversified deployments globally in 50+ countries and 200+ cities • Innovation Driven, Experienced Board & Management Team • Partnerships with Leading Innovators in Silicon Valley • Defining New Software Category: Employee Experiences